Exhibit 10.5

[Important Notice] To protect your legitimate rights and interests, please make sure to carefully read and fully understand all terms of this Contract (especially those shown in bold). Please pay attention to the loan conditions stipulated in Article 2 of the Loan Contract before borrowing money. In the process of applying for and using this loan service, you can consult, complain and make suggestions to the Lender by calling 95384. By confirming the Contract on the operation page, you are deemed to have read and agreed to the Contract, which shall then become legally effective. If the loan becomes overdue, the Lender will take legal and compliant methods for collection. A breach of the contract may result in early maturity and recovery of the loan, payment of penalty interest, and the consequences affecting the credit records (please refer to Article 7 of the Contract for the specific liability for breach of contract).

Loan Contract WYQYJK202012

Contract Number: GHDJJ20210408020111

Following relevant laws and regulations, the Parties, through negotiation, hereby enter into this Contract regarding the matter that the Borrower applies for a loan with WeBank. This Contract is a single loan contract under the "Loan Limit Contract" (hereinafter referred to as the "Loan Limit Contract") numbered GHDED20200929015144, and the guarantee type under the Loan Limit Contract shall also apply to this Contract.

Article 1      Loan Essentials

Lender (Party A): WeBank Co., Ltd.

Borrower (Party B)

Name of the Borrower: Fuzhou Yukai Trading Co., Ltd.

Address of the Borrower: Room 909, 910 and 911, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou

Email (Email for Service) of the Borrower: fzyukaico@126.com

Legal Representative/Or Operator/Or Person-in-Charge: Zheng Weiping

Email of Legal Representative/Or Operator/Or Person-in-Charge: 451121165@qq.com

Mobile Number (Mobile Number for Service) of Legal Representative/Or Operator/Or Person-in-Charge:

Loan Information

Amount of Total Limit:2,160,000.00

Loan Amount: 438,665.40

Loan Term: 24 Installments

Annual loan interest rate: 14.4%; that is, the latest one-year loan prime rate (LPR) published by the National Interbank Funding Centre one working day before the signing of this Contract +10.55%.

Loan Disbursement Date: 2021/04/08

Maturity Date: 2023/03/28

Loan Purpose: Party B’s working capital turnover.

Payment Method ☒ Independent Payment ☐ Entrusted Payment
Beneficiary’s Information Beneficiary’s Account Name: Fuzhou Yukai Trading Co., Ltd. Beneficiary’s Account Number: Beneficiary’s Bank: Bank of Communications

Repayment Information

Repayment Account Name: Fuzhou Yukai Trading Co., Ltd. “Gonghuodai” Repayment

Account Number:

Repayment Date: 28th of Each Month

Arrangement for Principal and Interest Repayment: Subject to the repayment schedule displayed to Party B on the interactive page of the lending platform.

Handled by: Zheng Weiping

Special Reminder: If the actual loan disbursement date in Party A’s system is inconsistent with the that on the loan essential list, the former shall prevail. The maturity date may vary due to the change in the loan disbursement date.

The loan interest rate shall be the latest one-year loan prime rate (LPR) published by the National Interbank Funding Centre one working day before the signing of this Contract plus/minus basis points. The fixed interest rate for the loan that has been disbursed shall remain unchanged and shall not be subject to the aforesaid adjustments. Daily Interest Rate = Annual Interest Rate/360.

Article 2      Loan Disbursement

2.1 Party A shall have the right to review the following matters before loan disbursement, and decide whether to disburse funds according to the review results:

(1) Whether Party B has completed the statutory procedures for a government license, approval, registration, and delivery related to the loan hereunder by relevant laws and regulations (if any);

(2) Whether the relevant guarantee contract (if any) has become effective;

(3) Whether Party B has paid off the fees related to this Contract (if any);

(4) Whether Party B meets the loan conditions agreed herein;

(5) Whether the operating and financial conditions of Party B and the guarantor (if any) have undergone unfavorable changes;

(6) Whether the repayment willingness of Party B and the guarantee willingness of the guarantor (if any) have changed;

(7) Whether Party B violates this Contract.

2.2 The loan hereunder is a non-revolving loan.

2.3 Before the loan disbursement, if Party A fails to disburse the loan hereunder due to the changes in national macro-control policies, the requirements of Party A’s regulatory department on the credit scale control or credit orientation, Party A’s fund arrangement, or other reasons, Party A shall have the right to stop disbursing the loan or terminate the Contract, and Party B shall have no objection.

2.4 The loan amount shall not be used for the following purposes:

(1) Purchasing a house or repaying a housing mortgage loan;

(2) Purchasing stocks, bonds, futures, financial derivatives or asset management products, or making other investments;

(3) Making investments in fixed assets or equity;

(4) Other purposes prohibited by laws and regulations.

2.5 Loan disbursement and payment

(1) For the loan paid by independent payment, Party A shall, according to Party B’s drawdown application, disburse the loan amount to the corporate account provided by Party B to Party A, and Party B shall independently pay the loan to the counterparty that conforms to the agreed purpose.

(2) For the loan paid by entrusted payment, Party A shall, according to Party B’s drawdown application and payment entrustment, directly pay the loan amount to the designated account of the counterparty designated by Party B. Party B undertakes to provide business contracts and other supporting documents related to the payment application as required by Party A, and warrants that such supporting documents are authentic, legal, and valid.

2.6 Payment Management

After the loan is disbursed, Party A shall have the right to require Party B to provide such information as transaction object and payment amount, as well as the corresponding business contracts and other supporting documents through the interactive page of the lending platform or in other ways required by Party A, and periodically summarize and inform Party A of the payment of loan amount. Party A shall have the right to verify whether the payment of loan amount conforms to the agreed purpose through account analysis, voucher verification, an on-site investigation by Party A, or by appointing a third-party service agency, and Party B shall give cooperation.

2.7 If Party A makes repeated loan disbursement or disburses the loan which should not be disbursed due to problems with Party A’s system or disbursement channels, Party B irrevocably authorizes Party A to directly transfer back the excess amount that has been repeatedly disbursed or the amount which should not be disbursed from Party B’s repayment account or collection account.

Article 3      Payment

3.1 Party B’s repayment amount and date in each installment shall be subject to the repayment schedule displayed to Party B by Party A through the interactive page of the lending platform (refers to the Internet operation page through which the Borrower may inquire about the application, contract signing and repayment of the loan, including but not limited to the mobile APP client, WeChat official account, HTML5 webpage and PC website operated or approved by Party A, same below). When the loan of each installment becomes due, Party B shall fulfill the debt on time, otherwise, it will be deemed that the loan has become overdue.

3.2 Party B shall proactively check the transaction details through the interactive page of the lending platform to confirm the transaction contents. The transaction records kept by Party A under this Contract shall be the true evidence of the loan use and shall be binding on Party B. Party B shall not disclaim the loan application or transaction amount on the grounds that it has not received the statement or seen the transaction details.

3.3  Repayment account refers to the bank account (including the special internal repayment account opened by Party A for Party B) that the Borrower applies for and uses the loan service and provides to the Lender for the deduction, which shall be subject to the provisions of Article 1 hereof.

Party B shall not change or cancel the repayment account before paying off all loan expenses, principal and interest.

3.4  In case of several outstanding loans, Party A shall have the right to decide the priority sequence of the loan to be settled by Party B and the lower limit of amount, subject to the final review result after Party A accepts Party B’s application for early repayment. Party A shall waive the liquidated damages for early repayment.

☒ Party B shall have the right to apply for early settlement, but it may not make early settlement on the loan date.

☐ Party B shall not make early repayment within calendar days of drawdown.

3.5 Party A shall have the right to require Party B to make a repayment by one of the following two repayment methods through the system:

(1) Positive repayment: Party B shall repay the loan principal and interest and relevant expenses to Party A on its own initiative.

(2) Automatic repayment (repayment by withholding method): Party B shall deposit, in full, the amount repayable into the repayment account one day before the agreed repayment date. Party B hereby irrevocably authorizes Party A to deduct the loan principal and interest and other related expenses under this Contract from the repayment account.

3.6 Party B hereby acknowledges and authorizes that Party A shall have the right to reduce the deduction amount and make multiple deductions in installments if the balance in the repayment account is insufficient. If the automatic deduction fails due to various reasons (including but not limited to insufficient balance in the repayment account), Party B hereby irrevocably authorizes Party A to deduct principal, interest, and expenses of the loan due or due earlier from any account held by Party B with Party A (including the special internal repayment account opened by Party A for Party B).

3.7 Party B shall repay the loan principal and interest hereunder in full and on time. If any installment of repayment is not repaid in full and on time, Party A shall have the right to require Party B to repay all the loans and charge penalty interest on all outstanding loans as overdue loans from the overdue date.

3.8 In case of any inconsistency between this Loan Contract and the Loan Limit Contract regarding the provisions of Article 3 "Repayment”, this Loan Contract shall prevail.

Article 4 Party B’s Representations and Warranties

4.1 Party B is a reputable enterprise duly incorporated and validly existing in the jurisdiction where it is located and has full rights to engage in the business it is currently engaged in with government license and approval.

4.2 Party B has completed all internal and external authorizations and approvals required for the signing of this Contract. The signing of this Contract is an expression of the true intention of Party B and will not result in any violation of Party B’s Articles of Association or any agreement or commitment signed by Party B with any third party. Party B does not violate any laws, regulations, and rules on environmental protection, energy saving, emission reduction, and pollution reduction at the time of signing this Contract, and undertakes to strictly abide by such laws, regulations, and rules after signing this Contract.

4.3 Party B is not involved in any litigation, arbitration, enforcement, appeal, reconsideration, and other procedures or other events or circumstances that may have a material adverse effects on the performance of this Contract, except for those notified to Party A in writing by Party B before the signing of this Contract.

4.4 Party B shall, within the time limit required by Party A, provide explanations or supplementary information on its business condition, financial performance, or other matters that, in Party A’s opinion, may affect Party B’s loan risk. Party B shall cooperate to provide documents and materials promptly and guarantee that such documents and materials are true, complete, objective, and free from any misrepresentation, misleading statement, or major omission, and that the financial statements are prepared in strict accordance with Chinese Accounting Standards.

4.5 Party B undertakes to abide by relevant laws and regulations on the administration of tax collection, standardize tax returns filing and tax payment, timely submit and update financial statements and other tax-related information to taxation authority, promptly declare and pay taxes, and ensure the authenticity and accuracy of relevant information.

Article 5      Rights and Obligations of Party B

5.1 Party B shall open an account with Party A and give priority to Party A’s deposit and settlement services.

5.2 if Party B is a group client, it shall submit a written report to Party A within ten days of the occurrence of a related party transaction involving more than 10% of its net assets, which shall contain the affiliated relationship among the transaction parties, transaction items and nature, transaction amount or corresponding proportion, and pricing policies (including transactions with no or nominal amounts).

A group client shall mean an enterprise or public institution legal person with the following features:

(1) It directly or indirectly controls or is directly or indirectly controlled by another enterprise or public institution legal person in respect of stock right or management;

(2) It is, together with another enterprise or public institution legal person, controlled by a third party enterprise or public institution legal person;

(3) It is directly or indirectly controlled by the major investors in person, key managers and their close family members (including the linear relatives within three generations and collateral relatives within two generations) in a joint manner;

(4) There is another affiliated relationship through which the assets and profits might be transferred beyond the principle of fair price, which shall be deemed as a group client under loan management.

5.3 If Party B is under any one or more of the following circumstances, Party A shall have the right to decide whether to require Party B to provide an additional guarantee or directly recover all loans or adjust and cancel the limit depending on the specific circumstances:

(1) The operation and financial performance of Party B or the guarantor deteriorates, resulting in a significant decrease in income, significant financial loss or asset loss (including but not limited to asset loss caused by its external investment or external guarantee) or other financial crisis;

(2) Party B fails to timely declare or falsely declare tax-related information (including but not limited to the financial statements); or owes tax payable, violates tax laws and regulations, or is imposed administrative fines by taxation authority;

(3) Party B is subject to administrative penalties or criminal sanctions, or is involved in significant legal disputes due to its illegal business activities;

(4) Party B, its shareholders or actual controllers or guarantors are involved in important cases or their main assets are subject to compulsory measures such as property preservation or administrative penalties or criminal sanctions, or other events that make them impossible to perform their duties;

(5) Party B or the guarantor provides a guarantee to a third party, which would have material adverse effects on its financial performance or ability to perform its obligations hereunder;

(6) Party B, the enterprise invested by Party B, the guarantor or other enterprises invested by the guarantor confronts division, merger, material merge, acquisition and reorganization, material asset disposal, capital reduction, business discontinuance, business suspension for rectification, liquidation, reorganization, registration cancellation, dissolution, bankruptcy, or has been revoked of its business license;

(7) Other major events or default events that are sufficient to affect the business activities of Party B, the guarantor and the security of Party A’s loans.

5.4 Party B shall ensure that its legal representative (applicable when Party B is a company, same below)/or operator (applicable when Party B is a sole proprietorship of industry and commerce, same below)/or person-in-charge (applicable when Party B is a non-corporate business organization, same below) shall act as the guarantor to undertake personal joint and several liability guarantee to Party A for all loans under the limit, which shall not be changed, unless otherwise agreed in writing by Party A. If Party B’s legal representative/or operator/or person-in-charge changes, Party A shall have the right to make a new risk judgment on Party B, and require Party B’s new legal representative/or operator/or person-in-charge to provide the joint and several liability guarantee or other additional guarantees. 5.5      In case of any change in the business address, mailing address, e-mail, telephone, business scope, legal representative/or operator/or person-in-charge of Party B, it shall notify Party A within seven working days from the date of such change. If Party B fails to perform the aforesaid notification obligation, the relevant notices and documents shall be deemed to have been served if delivered by Party A to the original address.

Article 6      Rights and Obligations of Party A

6.1 Party A shall have the right to evaluate the operating and financial conditions and the progress of specific projects of Party B and the guarantor (if any) according to the conditions for credit granting agreed in the contract when the limit becomes effective, and adjust the amount, term and interest rate of the loan according to the evaluation results.

6.2 Party A shall have the right to request Party B to provide the materials related to the limit, and enter or appoint a service agency to enter Party B’s place of business to investigate, review and inspect the use of the loan and Party B’s assets, financial conditions and operating conditions, and shall have the right to supervise Party B to use the loan for the purpose agreed herein, and Party B shall give cooperation.

6.3  Party A shall maintain the confidentiality of the materials provided by Party B, unless otherwise prescribed by laws and regulations or regulatory authorities or otherwise agreed by both parties, or the materials provided by Party B do not constitute confidential information.

6.4 Party A shall have the right to transfer its rights hereunder and its creditor’s rights to the loan granted to Party B hereunder, in whole or in part, to a third party through asset transfer, asset securitization or other means without the Party B’s consent. Party A shall have the right to notify Party B of the transfer of the creditor’s rights by telephone, SMS, email, WeChat, announcement, or by publishing announcements or news on the lending platform.

6.5 Without Party A’s prior written consent, Party B shall not transfer all or part of its rights and obligations hereunder and the corresponding loan debts owed to Party A under this Contract to any third party.

Article 7      Breach of Contract

7.1 Any of the following events shall constitute an event of Party B’s default referred to in this Article:

(1) The loan hereunder is in arrears of interest payment, becomes overdue, involves in advance payment, or is not used for the purpose agreed by both parties;

(2) Party B breaches any representations, warranties and undertakings made by it;

(3) Party B breaches any of its obligations hereunder;

(4) Party B conceals true and important information;

(5) Party B or the guarantor (if any) evades or invalidates its debts owed to banks or other financial institutions through related party transactions or other means;

(6) Party B or the guarantor (if any) is negligent in managing and recovering the matured creditor’s rights, or disposes of its main property for free or at an unreasonable low price or in other inappropriate ways to transfer property or has other acts of evading debts;

(7) Party B obtains fund or credit facility from Party A or other financial institutions by using false contracts and arrangements between Party B and any third party;

(8) Party B or the guarantor (if any) violates other contracts signed with Party A or other financial institutions (including but not limited to credit agreements, loan contracts and guarantee contracts) or any debt securities issued by it;

(9) Party B’s guarantor (if any) is in violation of the provisions of the guarantee agreement (including but not limited to guarantee agreement, mortgage contract and pledge contract), commits any default under the guarantee agreement, or the guarantee agreement has not yet taken effect, become invalid or been canceled; the collateral is significantly reduced or lost in terms of its value, or there is a dispute over its ownership, or it is sealed up, seized, frozen, impounded, detained, auctioned, etc.;

(10) Party A cannot get in touch with Party B through the contact information provided by Party B, or can not get in touch with the guarantor (if any) through the contact information provided by the guarantor;

(11) Any of the events listed in Articles 5.2 and 5.3 actually occurs, which, in the opinion of Party A, will affect the security of its creditor’s rights;

(12) Party B’s business term expires within the term of the loan limit, and Party B fails to extend the business term upon expiration.

7.2 In the event of a breach of contract by Party B, Party A shall have the right to take the following measures:

(1) Adjust, cancel or terminate the loan limit hereunder, or adjust the term and amount of the limit;

(2) Declare accelerated maturity of all or part of the loan under the Loan Limit Contract and require Party B to immediately repay part or all of the principal, interest and expenses of the loan (such expenses shall include but are not limited to attorney’s fee, litigation costs, arbitration fees, travel expenses, notice fees, service expenses, execution fees, ownership transfer fees, commission fees for the third-party collection agency and all other expenses paid by Party A for the realization of its creditor’s rights), and to charge penalty interest on all the loan principal disbursed at the penalty interest rate from the date of occurrence of the default event until Party B settle all the loan principal in full.

(3) Require Party B to provide new guarantee measures approved by Party A;

(4) Directly make a deduction from the accounts of Party B and the guarantor to settle all debts of Party B under this Contract and other specific business contracts (including the debts to be settled in advance as required by Party A) without Party B’s prior consent;

(5) Exercise the guaranteed right, require the guarantor to perform the guarantee liability, or realize its creditor’s right by disposing of the collateral and/or the pledge;

(6) Party A shall have the right to claim subrogation right against Party B’s debtors according to law, request the court to cancel Party B’s waiver of its matured creditor’s rights or transfer of property for free or at an obviously unreasonable low price, and Party B shall provide all necessary cooperation and assistance as required by Party A. All expenses incurred by Party A shall be borne by Party B;

(7) Take other relief measures prescribed by laws, regulations and the Contract.

7.3 Party B agrees that when conducting pre-loan due diligence, in-loan information verification or post-loan inspection, debt collection and recovery, etc., Party A has the right to use Party B’s identity information, contact information and other information related to Party B’s credit, finance, credit facility and loan disbursement, and provide such information to a third party (including but not limited to, law firms, Party A’s loan service institutions, outsourcing institutions, collection agencies and co-operating agencies, third-party financial institutions, payment institutions, credit reporting agencies, the People’s Bank of China Basic Database of Financial Credit Information, the Ministry of Public Security Citizen Identity Information Database, and other data (database) institutions established in accordance with the law, telecom operators and their agency operators, the administrative organs, public institutions, judiciary authorities, arbitration bodies, regulatory authorities, the National Internet Finance Association of China and other industry self-regulatory organizations); Party A shall urge other third parties other than non-state organs and public institutions to properly keep, keep confidential and prudently use the aforesaid information and not to use it for the purposes other than those entrusted by Party A, and shall urge the collection agencies not to collect and recover debts in any illegal way.

7.4 If the loan is overdue for no more than 90 days (including 90 days), the loan principal and interest repayment sequence shall be: (1) expenses (if any); (2) interest (including penalty interest); (3) principal. If the loan is overdue for more than 90 days, the loan principal and interest repayment sequence shall be: (1) expenses; (2) principal; (3) interest (including penalty interest).

7.5 If Party B fails to repay the loan as agreed after the loan becomes matured or early matured, Party A shall have the right to charge penalty interest on the loan principal at the interest rate agreed in writing in Article 1 hereof plus 50% from the overdue date according to the actual number of days overdue. If Party B fails to use the loan for the agreed purpose, Party A shall have the right to charge penalty interest on the amount of the loan misappropriated at the interest rate agreed in writing in Article 1 hereof plus 100% from the date of using the loan in violation of the Contract.

In case the loan becomes overdue and is misappropriated concurrently, the higher of the above two interest rates will apply.

Article 8      Supplementary Provisions

8.1 The loan voucher related to this Contract and other relevant documents and materials confirmed by both parties and the letter of commitment, declaration and other documents unilaterally issued by Party B to Party A shall be an integral part of this Contract and have the same legal effect as this Contract. The aforesaid documents have been fixed and preserved by a third-party evidence depository institution and can be used as evidence in dispute resolution.

8.2 Party B clearly understands that this Contract is signed online by affixing the electronic signature (digital certificate) of a third party hereto in accordance with the Electronic Signature Law of China. Party B recognizes the CFCA Digital Certificate Service Agreement, the Certification Practice Statement of CFCA Global-Trust System (hereinafter referred to as “CPS”) and their updated versions published on http://www.cfca.com.cn by China Financial Certification Authority (hereinafter referred to as “CFCA”). By applying for or using the electronic signature service, Party B agrees to accept and abide by all the terms and conditions of the CFCA Digital Certificate Service Agreement and CPS.

8.3 Interpretation of the Contract

Party A shall have the right to unilaterally revise the rights and obligations related to Party B under this Contract at any time without increasing Party B’s liability in terms of loan amount and interest (fee) rate. In the case that the terms of the Contract are changed, Party A shall announce the lending platform. Except as otherwise mandatorily stipulated in-laws and regulations or regulatory provisions, the revised content shall become effective immediately after it is announced. If Party B does not agree to revise this Contract, it shall stop applying for new loans from the date of such announcement, and shall repay the loan drawn under this Contract in full within ten days, failing which, Party B shall be deemed to have agreed and accepted the revised Contract.

8.4 Compulsory Execution Notarization

□ Both parties agree to perform compulsory execution notarization for this Contract. If Party B fails to fulfill or does not fully fulfill the obligations agreed hereinafter the two parties apply for the contract notarization with the effectiveness of compulsory execution, Party A shall have the right to apply for an execution certificate with the original notary office and apply for execution with the people’s court having jurisdiction with the original notarial certificate and the execution certificate.

8.5. Dispute settlement

☐ Any disputes arising from the performance of this Contract shall be settled by the parties through negotiation. If such negotiation fails, the parties agree to submit the dispute to Guangzhou Arbitration Commission for arbitration and jointly entrust China Guangzhou Arbitration Commission to appoint an independent arbitrator, who shall conduct online arbitration in accordance with the Commission’s online arbitration rules in effect at the time of applying for arbitration and conduct a written hearing. The arbitration award shall be final, and will be binding on both Parties.

☒ In case of any dispute arising from the performance of this Contract, both parties agree that a lawsuit may be filed with the court having jurisdiction of the place where Party A conducts industrial and commercial registration or the place where Party A conducts business, and agree that the court accepting the lawsuit may conduct the trial through the Internet. If the arrears of principal and interest are less than CNY 100,000 and the court accepting the lawsuit is a court under the pilot program of the reform of separation between complicated cases and simple ones, both parties agree that the court may try the case under the small claims procedure and decide in the first instance without further review.

8.6 Confirmation of Address for Service and Mode of Service

(1) Party B confirms that the E-mail address and mobile number provided by Party B to Party A shall be the addresses for service, and the business registration address of Party B (or the address on the valid Resident Identity Card in case of a natural person) shall be the valid mailing address and mode. Party B confirms and agrees that Party A, notary office, arbitration body and judiciary authority may serve business documents, notarial documents, arbitration documents and litigation documents by one or more of the aforesaid modes of service. Party A, notary office, arbitration body and judiciary authority serve documents to Party B by several modes of service, the time of service shall be the date when the documents are successfully delivered first by one of such modes as displayed in the system.

(2) Party B confirms that the aforesaid modes of service and address of service are applicable to service of litigation documents during the contract performance (including but not limited to the loan collection and recovery by Party A, etc.), contract notarization with the effectiveness of compulsory execution (including but not limited to the contract notarization with the effectiveness of compulsory execution, and default verification, etc.), arbitration, as well as the mediation, first instance, second instance, retrial, and rehearing after the dispute enters the litigation procedure, and execution procedure.

(3) Party B shall notify Party A five working days in advance of any change in the aforesaid address of service and contact information. In case notarial, arbitration or litigation procedures have been initiated with respect to the aforesaid dispute, Party B shall inform the notary office, relevant arbitration body and judiciary authority in writing of the address of service and contact information so changed.

(4) If the notarial documents, arbitration documents and litigation documents fail to be actually received by the party concerned for any such reasons as that Party B fails to provide the address of service and contact information or the confirmed address of service and contact information are inaccurate, or Party B fails to notify Party A, notary office, relevant arbitration body and judiciary authority and the party concerned in accordance with relevant procedures after its address of service is changed, or its designated recipient refuses to sign for receipt, the aforesaid documents shall, in accordance with the above provisions, be deemed to have been served as follows: In the case of post, the return date as shown in the logistics information of the delivery platform shall be deemed as the date of service; in the case of direct service, the date on which the server makes a record in the proof of service on site shall be deemed as the date of service; for litigation documents served by electronic means, the date on which the electronic documents arrive at the specific system of the party concerned shall be deemed as the date of service.

(5) In case civil procedures are initiated for the dispute and Party B responds to the action and directly submits a letter of confirmation of address for service to the court, if the address so confirmed is inconsistent with the address for service confirmed before the action, the confirmed address for service submitted to the court shall take precedence.

8.7  Please make a choice by ticking a "√" inside a box for the confirmed in this Contract and its attachment. Any option not marked with a "√" indicates that the contents of the option are not agreed upon in this Contract.

8.8  The contents of the "IOU" agreed in the Loan Limit Contract have been included in Article 1 "Loan Essentials" of the Contract. The adjustment of data display position shall not affect the validity of relevant terms of the Loan Limit Contract.

8.9  This Contract shall be governed by the law of the People’s Republic of China.

Party B hereby represents that it fully understands the terms of this Contract and the terms of the guarantee contract (if any) related thereto and other relevant documents and that it has obtained independent legal advice in this regard (when necessary).

Attachment 1:

Letter of Commitment on Employment Stabilization

The Borrower warrants that, according to the national, provincial and municipal requirements on stable employment, it will create conditions for promoting employment, stabilize employment, cut no jobs or fewer jobs, and use the loan granted by the Lender as the company’s working capital, including but not limited to the payment of employee salaries, social insurance contribution, job transfer training, skill upgrading training and other working capital needs of the Borrower.

In addition, the Borrower warrants that it will pay the unemployment insurance premium in full for its employees in accordance with the law, actively assume social responsibility and take effective measures not to cut jobs or make its layoff rate lower than the registered urban unemployment rate of the city.

The Borrower shall be held liable for any breach of the above commitments.

(This page is used for affixing signatures and seals on the Loan Contract numbered GHDJJ20210408020111)

Party A (Seal)

Signed on: April 8, 2021

Party B (Seal)

Signed on: April 8, 2021